                                                                   EXHIBIT 10.22
                             TAX MATTERS AGREEMENT
                             ---------------------


      This TAX MATTERS AGREEMENT is being entered into as of June 21, 1997 by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("Seller Parent"), MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation ("Transferor"), HOST MARRIOTT CORPORATION, a Delaware corporation ("Buyer Parent"), HMC SENIOR COMMUNITIES, INC., a Delaware corporation ("Transferee"), Forum Group, Inc., an Indiana corporation ("FGI") and the Subsidiaries (collectively, the "parties").

      WHEREAS, Transferor and Buyer Parent have entered into the Stock Purchase Agreement; and

      WHEREAS, the Stock Purchase Agreement provides for a Tax Matters Agreement among the parties;

      NOW, THEREFORE, the parties agree as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the following definitions shall apply:

      (a) "Affiliate" shall mean, with respect to any corporation (the "given
           ---------
corporation"), any corporation, partnership, limited liability company, joint venture or other entity which the given corporation controls directly or indirectly (through one or more intermediaries). For purposes of this definition, "control" means the possession, direct or indirect, of the power either (1) to vote fifty percent (50%) or more of the voting interests of a corporation, partnership, limited liability company, joint venture or other entity, or (2) to direct or cause the direction of the management and policies of a corporation, partnership, limited liability company, joint venture or other entity, whether by contract or otherwise. Notwithstanding the foregoing, in no event shall Transferor or any Person that is controlled by or is under common control with Transferor be deemed an "Affiliate" of Transferee or any Person that is controlled by or is under common control with Transferee.

      (b) "Affiliated Group" shall mean an "affiliated group" as defined in
           ----------------
Section 1504(a) of the Code.

      (c) "Agreement" shall mean this Tax Matters Agreement.
           ---------

      (d) "Buyer" shall mean, collectively, Buyer Parent and Transferee.
           -----

      (e) "Buyer-Filed Entire Year Return" shall mean any Tax Return which is
           -------------------------------
required to be filed by FGI or a Subsidiary (including any partnership return filed by a Subsidiary that is a partnership for tax purposes) if such Tax Return includes the results of FGI or the Subsidiaries or other information pertaining to FGI or the Subsidiaries for a period on or before the Closing Date and a period after the Closing Date. For purposes of this Agreement, any payment for Taxes of FGI or a Subsidiary that is required to be made by FGI or a Subsidiary after the Closing Date, for which no Tax Return is filed and which includes Taxes allocable to a period on or before the Closing Date and a period after the Closing Date, shall be deemed to be made pursuant to a Buyer-Filed Entire Year Return.

      (f) "Buyer Group" shall mean any Affiliated Group that includes Buyer or
           -----------
any successor thereof or, if such Affiliated Group shall cease to exist, Buyer and any successors thereto.

      (g) "Buyer Parent" shall have the meaning set forth in the Preamble to
           ------------
this Agreement.

      (h) "Closing" shall mean the purchase of the Shares by Transferee from
           -------
Transferor.

      (i) "Closing Date" shall mean the date on which the Closing occurs.
           ------------

      (j) "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

      (k) "Expansion Units" shall mean the additional units described by number
           ---------------
and type on Exhibit A-10 to the Stock Purchase Agreement.

      (l) "Final Closing Accounting" shall mean the final accounting based on
           ------------------------
the actual financial position of FGI and the Subsidiaries as of the Closing Date prepared pursuant to Section 6.4.2 of the Stock Purchase Agreement, as adjusted by Sections 6.4.3 and 6.4.4 of the Stock Purchase Agreement.

      (m) "Final Determination" shall mean the earlier to occur of:  (1) a
           -------------------
decision of the United States Tax Court, or a judgment, decree or other order by another court of competent jurisdiction, which has become final and unappealable; (2) a closing agreement under Section 7121 of the Code; or (3) any other final disposition by reason of an agreement between the affected party or parties and the appropriate tax authority, the expiration of the applicable statute of limitations, or otherwise.

      (n) "FGI" shall have the meaning set forth in the Preamble to this
           ---
Agreement.

      (o) "Forum Entity" or "Forum Entities" shall mean each or all of FGI and
           ------------      --------------
every Affiliate of FGI, including, without limitation, the Subsidiaries.

      (p) "Indemnified Party" and "Indemnifying Party" shall have the respective
           -----------------       ------------------
meanings assigned in Section 7(a).

      (q) "Initial Return Filing Costs" shall mean all costs and expenses
           ---------------------------
(including, without limitation, expenses of investigation, attorneys' fees and expenses, and accountants' fees and expenses) associated with, arising out of or incidental to the preparation and filing of any Tax Return (other than an amended Tax Return) or the initial determination and payment of any Taxes for which no Tax Return is filed.

      (r) "Interest Rate" shall mean, as of any date, the rate that is 100 basis
           -------------
points above the highest "Prime Rate" reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published from time to time as of
                       -----------------------
such date; provided that the Interest Rate for any date on which The Wall Street
           --------                                              ---------------
Journal is not published shall mean the rate that is 100 basis points above the
-------
highest "Prime Rate" reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published immediately prior to such date.
           -----------------------

      (s) "Notice" shall mean a writing containing the information required by
           ------
this Agreement to be communicated to a Person and delivered by nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Person, the date of delivery to the Person's address being deemed the date of such Notice; provided, however, that
                                                       --------  -------
any written communication containing the information required in this Agreement actually received by a Person shall constitute Notice for all purposes of this Agreement.

      (t) "Notification Date" shall have the meaning set forth in Section
           -----------------
7(c)(1).

      (u) "Other Tax Costs" shall mean, collectively, Initial Return Filing
           ---------------
Costs and Post-Initial Filing Costs; provided, however, that such term shall
                                     --------  -------
include only payments to third parties and shall exclude any allocation of internal costs (e.g., salary, benefits and other overhead costs) of the party
                - -
seeking to be indemnified for Other Tax Costs under this Agreement.

      (v) "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, trust, joint venture or other entity.

      (w) "Post-Closing Records" shall mean the business records and files
           --------------------
relating to Taxes or Tax Attributes of FGI or any Subsidiary now in the possession of, or subsequently acquired by, Buyer, any member of the Buyer Group or any Affiliate of Buyer, which records relate to a Taxable Year ending after the Closing Date.

      (x) "Post-Initial Filing Costs" shall mean all costs and expenses
           -------------------------
(including, without limitation, expenses of investigation, attorneys' fees and expenses, and accountants' fees and expenses) associated with, arising out of or incidental to any Post-Initial Filing Work.

      (y) "Post-Initial Filing Work" shall mean, with respect to any Taxes or
           ------------------------
Tax Returns, work performed by or on behalf of a taxpayer after the initial payment of such Taxes or the initial filing of such Tax Returns that is associated with, arises out of or is incidental to such payment or filing, including, without limitation, (1) responding to any question, audit or investigation by a Tax authority, (2) filing amended returns, (3) defending against any asserted Tax liability or seeking refunds of Taxes, whether in administrative proceedings or court litigation, and (4) taking all actions required by law as a result of any adjustment to a Tax Return, such as notifying Tax authorities or filing amended returns in any jurisdiction.

      (z) "Pre-Closing Records" shall mean the business records and files
           -------------------
relating to Taxes or Tax Attributes of any Forum Entity now in the possession of, or subsequently acquired by, Seller, any member of the Seller Group or any Affiliate of Seller, which records either (1) relate to a Taxable Year ending on or before the Closing Date or (2) relate to that portion of a Taxable Year ending on the Closing Date.

      (aa) "Regulations" shall mean the Income Tax Regulations, including
            -----------
Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      (ab) "Seller" shall mean, collectively, Transferor and Seller Parent.
            ------

      (ac) "Seller-Filed Entire Year Return" shall mean any Tax Return
            --------------------------------
(including, without limitation, the federal consolidated income tax return for the Seller Group that includes the Closing Date) which Tax Return is required to be filed by Seller Parent or Transferor after the Closing Date and includes results of any Forum Entity or other information pertaining to any Forum Entity for periods on or before the Closing Date. For purposes of this Agreement, any payment for Taxes of any Forum Entity that is required to be made by Seller Parent or Transferor after the Closing Date for which no Tax Return is filed and which includes Taxes allocable to any Forum Entity for a period on or before the Closing Date shall be deemed to be made pursuant to a Seller-Filed Entire Year Return.

      (ad) "Seller Group" shall mean any Affiliated Group that includes Seller
            ------------
Parent or any successor thereof or, if such Affiliated Group shall cease to exist, Seller Parent and any successors thereto.

      (ae) "Seller Parent" shall have the meaning set forth in the Preamble to
            -------------
this Agreement.

      (af) "Shares" shall mean the shares of stock of FGI to be purchased by
            ------
Transferee from Transferor.

      (ag) "Short Taxable Year" shall mean any Taxable Year that either begins
            ------------------
or ends on the Closing Date or begins on the date immediately after the Closing Date, in each case by reason of the purchase and sale of the Shares.

      (ah) "State" shall mean any state of the United States of America or the
            -----
District of Columbia, or a local jurisdiction thereof.

      (ai) "Stock Purchase Agreement" shall mean that certain Stock Purchase
            ------------------------
Agreement entered into as of June 21, 1997, by and between Buyer Parent and Transferor.

      (aj) "Subsidiary" or "Subsidiaries" shall mean each Person or all Persons
            ----------      ------------
which are described on Exhibit A-1 to the Stock Purchase Agreement.

      (ak) "Tax" or "Taxes" shall mean all taxes, however denominated, including
            ---      -----
any interest, penalties or additions to tax or other additional amounts that may become payable in respect thereof, imposed by any federal, State, local or foreign government or any agency or political subdivision of any such government. Without limiting the generality of the foregoing, "Tax" or "Taxes" shall include all income taxes, payroll and employee taxes, withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, excise taxes, franchise taxes, net worth taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, and other fees, assessments, charges or obligations of the same or of a similar nature, whether arising before, on or after the Closing Date, but "Tax" and "Taxes" shall specifically exclude duties (custom and others) and workers' compensation taxes or premiums.

      (al) "Tax Attributes" shall mean (1) any losses, credits and other tax
            --------------
attributes that may be carried forward or back on a separate return or consolidated, combined or unitary basis to a Taxable Year other than the Taxable Year in which such attribute is recognized, including, but not limited to, net operating losses, alternative minimum tax credits, targeted jobs tax credits, investment tax credits, foreign tax credits, research and development credits and similar credits under State or local law, and (2) any other tax attribute, including, but not limited to, the tax basis and depreciable life of any asset, which arose in or is attributable to one Taxable Year but which affects the calculation of taxable income in one or more other Taxable Years.

      (am) "Tax Returns" shall mean all returns, reports, estimates, information
            -----------
statements or other written or electronic submissions required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, State, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents' reports (federal, State, local or foreign) and settlement documents.

      (an) "Taxable Year" shall mean any taxable year or any other taxable
            ------------
period (including any Short Taxable Year) with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

      (ao) "Transferee" shall have the meaning set forth in the Preamble to this
            ----------
Agreement.

      (ap) "Transferor" shall have the meaning set forth in the Preamble to this
            ----------
Agreement.

2.    TAX REPRESENTATIONS AND WARRANTIES.

      Seller hereby represents and warrants to Buyer that:

      (a) All income Tax Returns for Taxable Years ending on or before or including the Closing Date that are or were required to be filed by any Forum Entity or by any affiliated, consolidated, combined, unitary or other groups of which any Forum Entity is or was a member have been or will be timely filed and are or will be complete in all material respects, and all amounts due and payable with respect to such income Tax Returns have been or will be timely paid.

      (b) Except as set forth on Schedule 2(b), there are no audit examinations, deficiencies, adjustments or litigation pending against any Forum Entity in respect of income taxes.

      (c) Except for this Agreement, as of the Closing Date, no Forum Entity will be a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

3.    COVENANTS OF SELLER.

      (a) Initial Returns -- Seller shall prepare and file timely or cause to be
          ---------------
prepared and filed timely and shall pay all Taxes due and Initial Return Filing Costs with respect to (1) any Tax Return of or including any Forum Entity (including any Tax Return for any affiliated, consolidated, combined, unitary or other group of which any Forum Entity is or was a member) for any Taxable Year ending on or before the Closing Date, or for which the due date is on or before the Closing Date, and (2) any Seller-Filed Entire Year Return.

      (b) (1) Within one hundred twenty (120) days after the Closing Date, Seller shall provide (in accordance with the requirements of Sections 3(b)(2), 3(b)(3) and 3(b)(4)): (i) the electronic details of all tax and financial fixed asset records and CIP records (to include detail ledger reconciliations at the general ledger account level) and (ii) the completed Tax Fixed Asset packages (to include detail/system reconciliations) for the 1997 fiscal year as of Closing.

          (2) The electronic details and Tax Fixed Asset packages must include:
(i) the original cost, (ii) acquisition dates, (iii) depreciation reserves and
(iv) depreciation lives and methods, of all assets. Additionally, all assets shall be definable by year of acquisition, by property class life, by operating property unit and by legal entity.

          (3) All records provided by Seller pursuant to this Section 3(b) must be sufficiently maintained to support and reconcile to the consolidated balance sheet as of the Closing Date and to each Seller-Filed Entire Year Return as well as to the PP&E on each entity's financial accounting balance sheet as of Closing.

          (4) Seller shall (i) at Closing, turn over to Buyer all records, schedules, data, work product and other information then in the possession of Seller or its Affiliates that represent work done to date relating to the preparation of entity-level tax basis balance sheets for FGI and the Subsidiaries as of the Closing Date ("Entity Tax Basis Balance Sheets") and (ii) from and after the Closing Date, promptly provide to Buyer any information in the possession of Seller or its Affiliates reasonably deemed necessary by Buyer or Buyer's designee to complete such Entity Tax Basis Balance Sheets. Seller shall assist and cooperate with Buyer or Buyer's designee during the preparation of such Entity Tax Basis Balance Sheets.

      (c) Seller shall cooperate and regularly consult with Buyer in the process of preparing (1) any return filed pursuant to Section 3(a) and (2) any information or records prepared pursuant to Section 3(b). Notwithstanding the foregoing, no actions taken or foregone by Buyer in the course of such cooperation and consultation shall relieve Seller from its obligation to indemnify Buyer as otherwise provided in this Agreement.

      (d) Seller agrees that, after the Closing Date, any and all Tax sharing, allocation or indemnification agreements between FGI and any Subsidiary, on the one hand, and Seller or any Affiliates thereof, on the other hand, for all Taxes or Tax Attributes shall be of no further force or effect.

      (e) Seller shall retain possession of all Pre-Closing Records; however, ownership of those Pre-Closing Records that relate to FGI and the Subsidiaries shall belong to Buyer. Seller shall not, and shall not permit any of its Affiliates to, dispose of or destroy any Pre-Closing Records without obtaining the written consent of Buyer. If, after the third anniversary of the Closing Date, Seller seeks the consent of Buyer to destroy any such Pre-Closing Records, and Buyer fails to give consent within 30 days thereafter, Seller shall either retain such Pre-Closing Records or deliver them to Buyer.

      (f) Seller shall perform or cause to be performed the Post-Initial Filing Work set forth in Section 8(a).

      (g) Seller shall (1) provide Buyer or its designee with reasonable access to those Pre-Closing Records that relate to FGI or the Subsidiaries and (2) cooperate with Buyer and allow Buyer or its designee reasonable access to all other Pre-Closing Records to the extent such access is reasonably necessary to assist Buyer in performing its obligations to file returns under Section 4(a) and to perform Post-Initial Filing Work under Section 8(b).

      (h) Seller shall revoke or cause to be revoked, as of the Closing Date, any outstanding power of attorney (including, without limitation, any Internal Revenue Service Form 2848) authorizing any Person other than FGI and the Subsidiaries to perform any acts on behalf of FGI or any Subsidiary relating to Tax matters or contacts with any Tax authority.

      (i) Seller shall promptly deliver or cause to be delivered to Buyer any business records and files relating to Taxes or Tax Attributes of FGI or any Subsidiary now in the possession of, or subsequently acquired by, Seller, any member of the Seller Group or any Affiliate of Seller, if such records are not Pre-Closing Records.

4.    COVENANTS OF BUYER.

      (a) Initial Returns -- Buyer shall prepare and file timely or cause to be
          ---------------
prepared and filed timely (1) any Tax Return of or including FGI or the Subsidiaries (including any Tax Return for any affiliated, consolidated, combined, unitary or other group of which FGI or the Subsidiaries will be a member) for any Taxable Year beginning after the Closing Date during which FGI is an Affiliate of Buyer and (2) any Buyer-Filed Entire Year Return.

      (b) Buyer shall perform or cause to be performed the Post-Initial Filing Work set forth in Section 8(b).

      (c) Buyer shall cooperate with Seller and allow Seller or its designee reasonable access to Post-Closing Records in the possession of Buyer, the Buyer

Group or any Affiliate of Buyer, to the extent such access is reasonably necessary to assist Seller in performing its obligations to file returns and to pay Taxes under Section 3(a) and to perform Post-Initial Filing Work under
Section 8(a).

      (d) Buyer shall provide, upon request, powers of attorney (including, without limitation, any Internal Revenue Service Form 2848) and other authorizations of representation which Seller reasonably believes are necessary to authorize Seller or any of its Affiliates to file returns and to pay Taxes under Section 3(a) and to perform Post-Initial Filing Work under Section 8(a). Any such power of attorney or other authorization may, in Buyer's discretion, expressly exclude the authority to sign agreements or consents.

      (e) Buyer shall promptly pay or shall cause prompt payment to be made to Seller of any refund of Taxes, or the applicable portion thereof, received by Buyer, FGI or the Subsidiaries (net of any costs incurred by or Taxes, if any, imposed on Buyer, FGI or the Subsidiaries allocable to or resulting from the obtaining of such refund) attributable to any Taxable Year ending on or before the Closing Date or allocable under Section 5(e)(2) to periods on or before the Closing Date (other than those refunds, if any, reflected on the Final Closing Accounting).

5.    INDEMNIFICATION BY SELLER.

      Each paragraph in this Section 5 is intended to be cumulative and separate, and the inapplicability of any particular paragraph shall not affect any indemnification obligation contained in another paragraph, provided that as
                                                               --------
to any given damages (including any Taxes and Other Tax Costs) Buyer may recover from Seller only once under this Section 5. Any amount (other than payments of interest at the Interest Rate pursuant to Section 7(c)(2)) paid by Seller to Buyer or its Affiliates pursuant to this Agreement shall be treated as an adjustment to the purchase price under the Stock Purchase Agreement.

      (a) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all damages (including any Taxes and Other Tax Costs) resulting from the inaccuracy of any representation or warranty contained in this Agreement. The foregoing shall constitute the sole and exclusive remedy under this Agreement of Buyer and its Affiliates for any such inaccuracy. The parties recognize that the purpose of the representations and warranties in this Agreement is to allocate costs and risks between the parties. Accordingly, it shall not be a defense to Seller's indemnification obligation under this Section 5(a) that Buyer had or should have had knowledge of the inaccuracy of any representation or warranty.

      (b) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all damages

(including any Taxes and Other Tax Costs) resulting from the breach of any covenant made by Seller in this Agreement.

      (c) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all damages (including any Taxes and Other Tax Costs) resulting from the inaccuracy of any of the following:

          (1) All (i) Seller-Filed Entire Year Returns and (ii) Tax Returns for Taxable Years ending on or before the Closing Date that are or were required to be filed by any Forum Entity and any affiliated, consolidated, combined, unitary or other groups of which any Forum Entity is or was a member, have been or will be filed timely and are or will be complete and accurate in all respects, and all Taxes with respect to such Tax Returns have been or will be timely paid.

          (2) Each Forum Entity (i) has timely filed all informational Tax Returns required to have been filed and will file all such informational Tax Returns required to be filed on or before the Closing Date, including, but not limited to, informational Tax Returns under Sections 1441-1446 of the Code, Sections 6031-6060 of the Code and the Regulations thereunder, and any comparable foreign, State and local laws and regulations, and (ii) has timely complied in all respects with the requirements of Section 3406 of the Code and the Regulations thereunder and any comparable foreign, State and local laws and regulations.

          (3) No Forum Entity has filed any agreement or consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any Forum Entity, nor has any Person filed such agreement or consent on behalf of any Forum Entity.

          (4) No Forum Entity is subject to any unpaid penalty or other addition to tax by reason of a violation of any Tax order, Tax rule or Tax regulation or an unpaid default with respect to any Tax Return for Taxable Years ending on or before or including the Closing Date.

          (5) The Subsidiaries' aggregate initial tax basis in those Expansion Units referenced in Section 3.3.5 of the Stock Purchase Agreement will be equal to the Total Cost of those units, as that term is defined in the Stock Purchase Agreement.

      (d) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all Taxes and Other Tax Costs with respect to which any Forum Entity or any Person as successor thereto may be liable to the extent such Taxes (1) are attributable to, accrue during or are otherwise allocable to any Taxable Year ending on or prior to the Closing Date or (2) are payable with respect to any Seller-Filed Entire Year Return.

      (e) (1) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all Taxes and Other Tax Costs with respect to which any Forum Entity or any Person as successor thereto may be liable to the extent such Taxes or Other Tax Costs are payable with respect to any Buyer-Filed Entire Year Return and are allocable under Section 5(e)(2) to periods on or before the Closing Date. For purposes of this Agreement, the Taxes payable with respect to a Buyer-Filed Entire Year Return that is a partnership return shall be those Taxes imposed on Buyer or any Affiliate of Buyer (including FGI or a Subsidiary) as a result of the pass-through to it, as partner, of income, gain or other Tax Attributes shown on such partnership return.

          (2) For purposes of this Agreement, in the case of any Taxes and Other Tax Costs with respect to any Buyer-Filed Entire Year Return, the portion of such Taxes and costs allocable to Seller shall be equal to the product of the total Taxes and Other Tax Costs for the period covered by such Buyer-Filed Entire Year Return multiplied by a fraction the numerator of which is the number of days within such period that are prior to and include the Closing Date and the denominator of which is the number of days covered by such Buyer-Filed Entire Year Return; provided, however, that (i) any Taxes and Other Tax Costs
                    --------  -------
that are attributable to the Excluded Assets, Excluded Communities and Excluded Subsidiaries (all as defined in the Stock Purchase Agreement) shall be allocated to the period before the Closing Date and thus such Taxes and Other Tax Costs shall be the responsibility of Seller, and (ii) to the extent Buyer and Seller agree in writing, Taxes and Other Tax Costs (including Taxes and Other Tax Costs covered by (i)) may be specifically allocated as occurring on or before the Closing Date (in which case Seller shall be responsible for such Taxes and Other Tax Costs) or as occurring after the Closing Date (in which case Buyer shall be responsible for such Taxes and Other Tax Costs).

      (f) (1) Except as provided in Section 5(f)(3), Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all Taxes and Other Tax Costs arising in any Taxable Year ending after the Closing Date that result from any adjustment (whether initiated by Seller, any Affiliate of Seller, any Tax authority, Buyer or any Affiliate of Buyer) relating to or affecting income, deductions, gains, losses, methods of accounting or any Tax Attribute of any Forum Entity with respect to periods on or before the Closing Date; provided, however, that (i) in the case
                                       --------  -------
of an adjustment that merely reduces the amount of tax credits (including alternative minimum tax credits, targeted jobs tax credits, investment tax credits, foreign tax credits, research and development credits and similar credits under State or local law) available to be carried forward from periods prior to the Closing Date to periods after the Closing Date, no indemnification shall be required, and (ii) in the case of an adjustment that merely reduces net operating losses available to be carried forward from periods prior to the Closing Date to periods after the Closing Date, Seller's indemnification obligation shall be determined in accordance with
Section 5(f)(2).

          (2) The parties assume that, for each of the ten (10) taxable years immediately following the Closing, the net operating loss carryforwards of FGI for federal income tax purposes from Taxable Years ending on or before the Closing Date and the "Section 382 Limitation" (as defined in Section 382(b) of the Code) applicable to such net operating loss carryforwards will each be at least $1,407,402 (the "Assumed NOL Amounts"). Seller shall not be required to indemnify Buyer for any adjustment relating to FGI's net operating loss carryforwards for federal income tax purposes from a pre-Closing Date Taxable Year, unless and to the extent such adjustment reduces the available net operating loss below the Assumed NOL Amounts or reduces the applicable Section 382 Limitation for any Taxable Year below $1,407,402. Notwithstanding anything in this Agreement to the contrary, neither Buyer nor any Affiliate of Buyer shall have any obligation to pay any amount to Seller or its Affiliates in the event that the available net operating losses of FGI or the applicable Section 382 Limitation exceed the Assumed NOL Amounts.

          (3) Notwithstanding any other provision of this Agreement other than
Section 5(c)(5), Seller shall have no obligation to indemnify Buyer or its Affiliates for any Taxes arising in any Taxable Year ending after the Closing Date to the extent such Taxes result solely from any adjustment to the tax basis, depreciable life or depreciation method of any asset of FGI or any Subsidiary.

      (g) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all payments due pursuant to any agreement between any Forum Entity and any other Person that provides for the allocation or sharing of, or indemnification for, Taxes or Tax Attributes and was in effect on or before the Closing Date.

      (h) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all Taxes and Other Tax Costs assessed with respect to any Seller-Filed Entire Year Return or any Tax Return for a Taxable Year ending on or before the Closing Date, including, by way of example and not limitation, federal income Taxes assessed against the Seller Group for which FGI or the Subsidiaries would otherwise be liable under Section 1.1502-6(a) of the Regulations (or any similar provision of State, local or foreign law).

      (i) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all Post-Initial Filing Costs set forth in Section 8(c).

      (j) Seller shall indemnify Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all damages (including any Taxes and Other Tax Costs) attributable to any cash or other asset that is received by Seller or any of its Affiliates (including any Forum Entity) on or before the Closing Date or that is shown as an asset on the Final Closing Accounting, if income attributable to such cash or asset is recognized for tax purposes after the Closing Date. The parties agree that the Base Lifecare Contracts (as defined in the Stock Purchase Agreement) and any amounts received thereunder are assets that were received by Seller on or before the Closing Date.

      (k) Seller shall indemnify and hold harmless Buyer and its Affiliates (including FGI and the Subsidiaries) from and against any and all Other Tax Costs relating to any Taxes or asserted Taxes described in this Section 5.

      (l) Any indemnification payment owing under this Section 5 shall be due and payable at the time, in the manner and with the interest provided in Section 7(c).

6.    INDEMNIFICATION BY BUYER.

      Each paragraph in this Section 6 is intended to be cumulative and separate, and the inapplicability of any particular paragraph shall not affect any indemnification obligation contained in another paragraph, provided that as
                                                               --------
to any given damages (including any Taxes and Other Tax Costs) Seller may recover from Buyer only once under this Section 6. Any amount (other than payments of interest at the Interest Rate pursuant to Section 7(c)(2)) paid by Buyer to Seller or its Affiliates pursuant to this Agreement shall be treated as an adjustment to the purchase price under the Stock Purchase Agreement. Buyer shall not be required to indemnify Seller under this Section 6 for any Taxes or Other Tax Costs for which Seller is obligated to indemnify Buyer under Section 5 of this Agreement.

      (a) Buyer shall indemnify and hold harmless Seller and its Affiliates from and against any and all damages (including any Taxes and Other Tax Costs) resulting from the breach of any covenant made by Buyer in this Agreement.

      (b) Buyer shall indemnify and hold harmless Seller and its Affiliates from and against any and all Taxes and Other Tax Costs with respect to which FGI or the Subsidiaries or any Person as successor thereto may be liable to the extent such Taxes are attributable to, accrue during or are otherwise allocable to any Taxable Year beginning after the Closing Date.

      (c) Buyer shall indemnify and hold harmless Seller and its Affiliates from and against any and all Taxes and Other Tax Costs with respect to which FGI or the Subsidiaries or any Person as successor thereto may be liable to the extent such Taxes or Other Tax Costs are payable with respect to that portion of the

Taxable Year covered by any Buyer-Filed Entire Year Return that is allocable under Section 5(e)(2) to periods after the Closing Date.

      (d) For the purpose of clarity, it is expressly acknowledged and agreed that Buyer shall have no obligation to indemnify Seller or its Affiliates for any Taxes or Other Tax Costs that result solely from any adjustment to tax bases, depreciable lives or depreciation method of any asset of any Forum Entity.

      (e) Buyer shall indemnify and hold harmless Seller and its Affiliates from and against any and all Other Tax Costs relating to any Taxes or asserted Taxes described in this Section 6.

      (f) Any indemnification payment owing under this Section 6 shall be due and payable at the time, in the manner and with the interest provided in Section 7(c).

7.    PROCEDURAL RULES.

      (a) In the event that any party to this Agreement or Affiliate thereof (an "Indemnifying Party") would be liable to make an indemnification payment with respect to Taxes, Other Tax Costs or Tax Attributes under Section 5 or 6 and such Taxes, Other Tax Costs or adjustments to Tax Attributes are asserted, assessed or imposed on, or incurred by, another party or any of its Affiliates (including any assignee thereof) (an "Indemnified Party"), the Indemnified Party shall make reasonable efforts to notify the Indemnifying Party of such assertion, assessment, imposition or incurrence and to inform and consult with the Indemnifying Party regarding the progress of the same. Any failure by the Indemnified Party to comply with the previous sentence shall have no effect on the indemnification obligations of the Indemnifying Party unless and only to the extent the Indemnifying Party demonstrates that it has been materially prejudiced by such failure.

      (b) The Indemnified Party shall have the right to take or forego any action that would result in a Final Determination with respect to Taxes, Other Tax Costs or adjustments to Tax Attributes that have been asserted, assessed or imposed against, or incurred by, such Indemnified Party, without affecting any rights of the Indemnified Party under Section 5 or 6, except as provided in the next sentence. At the request of the Indemnifying Party, the Indemnified Party shall not take action that would result in a Final Determination, if (1) the Indemnifying Party, in a manner in form and substance reasonably satisfactory to the Indemnified Party, (i) acknowledges in writing its obligation to indemnify the Indemnified Party for such audited or contested Taxes, Other Tax Costs or adjustments to Tax Attributes in the event that there is a Final Determination with respect to such Taxes or Tax Attributes, (ii) agrees in writing to pay any out-of-pocket expenses or costs incurred by the Indemnified Party at the specific request of the Indemnifying Party in connection with such audit or contest of such Taxes,

Other Tax Costs or Tax Attributes, including reasonable fees of attorneys and other professional advisors, and (iii) pays all or any portion of such contested Taxes or Other Tax Costs which are required to be paid as a condition to initiation or continuance of such contest or which are due and payable notwithstanding the contest, and (2) the course of action proposed by the Indemnifying Party has a reasonable basis, will not subject the Indemnified Party to penalties or other sanctions, and will not result in the imposition of liens or other charges against the assets of the Indemnified Party, all as determined in the reasonable opinion of the Indemnified Party.

      (c) (1) The Indemnified Party shall provide Notice to the Indemnifying Party when an obligation to indemnify has accrued pursuant to this Agreement, and the date of such Notice for any particular obligation to indemnify shall be referred to as the "Notification Date." Such Notice shall include a calculation and an explanation of the basis for indemnification. Whenever such Notice is given, the Indemnifying Party shall, within fifteen (15) days after the Notification Date, pay the amount requested in such Notice to the Indemnified Party.

          (2) Payments, if any, pursuant to Section 7(c)(1) shall include interest (in addition to any interest included as part of Taxes or Other Tax Costs in calculating damages) at the Interest Rate from and including the Notification Date through but excluding the date of payment by the Indemnifying Party to the Indemnified Party.

8.    POST-INITIAL FILING WORK AND COSTS.

      (a) Seller shall perform or cause to be performed all Post-Initial Filing Work arising out of, incidental to or associated with (1) any Tax Return of or including any Forum Entity (including any Tax Return for any affiliated, consolidated, combined, unitary or other group of which any Forum Entity is or was a member) for any Taxable Year ending on or before the Closing Date and (2) any Seller-Filed Entire Year Return. Seller shall promptly provide to Buyer copies of any amended Tax Return filed by Seller or any of its Affiliates pursuant to this Section 8(a) and of any document evidencing a Final Determination with respect to any Tax Return pursuant to this Section 8(a). Seller shall cooperate and regularly consult with Buyer in the process of any Post-Initial Filing Work undertaken pursuant to this Section 8(a). Notwithstanding the foregoing, no actions taken or foregone by Buyer in the course of such cooperation and consultation shall relieve Seller from its obligation to indemnify Buyer as otherwise provided in this Agreement.

      (b) Buyer shall perform or cause to be performed all Post-Initial Filing Work arising out of, incidental to or associated with (1) any Tax Return of or including FGI or the Subsidiaries (including any Tax Return for any affiliated, consolidated, combined, unitary or other group of which FGI or the Subsidiaries will be a member) for any Taxable Year beginning after the Closing Date during which FGI is an Affiliate of Buyer, and (2) any Buyer-Filed Entire Year Return.

      (c) Seller shall be responsible for any and all Post-Initial Filing Costs for Post-Initial Filing Work arising out of, incidental to or associated with any Tax Return of or including any Forum Entity except for Post-Initial Filing Work relating to (1) Tax Returns of or including FGI or the Subsidiaries (including any Tax Return for any affiliated, consolidated, combined, unitary or other group of which FGI or the Subsidiaries will be a member) for any Taxable Year beginning after the Closing Date and (2) the portion of any Buyer-Filed Entire Year Return allocable to the period beginning after the Closing Date, as determined pursuant to Section 5(e)(2).

      (d) Notwithstanding anything in this Agreement to the contrary, and subject to the provisions of Section 4(e), Buyer may, in its discretion, elect to assume sole responsibility for any or all appeals with respect to real or personal property taxes that are pending as of the Closing Date.

9.    SURVIVAL.

      The covenants, promises, representations, warranties, indemnifications and other obligations of the parties set forth in this Agreement shall survive the Closing until fully carried out and until any applicable statute of limitations relating to the Taxes or Tax Attributes covered thereby has expired.

10.   ENTIRE AGREEMENT.

      This Agreement, the Stock Purchase Agreement and the Indemnity Agreement of even date herewith among Seller Parent, Transferor, Buyer Parent and Transferee (the "Indemnity Agreement") (including all exhibits and schedules to such agreements) constitute the entire agreement among the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. The promises, covenants and agreements set forth in this Agreement shall be in addition to, and not in lieu of, any other agreements between any of the parties concerning indemnification, including, without limitation, the Stock Purchase Agreement and the Indemnity Agreement.

11.   MODIFICATIONS.

      No supplement or modification to this Agreement shall be valid unless in writing and signed by all the parties.

12.   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

13.   CAPTIONS; PRONOUNS.

      Captions in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa. "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

14.   EXHIBITS; SCHEDULES.

      All exhibits and schedules to this Agreement are incorporated in this Agreement as though set forth in full in the text of this Agreement.

15.   COUNTERPARTS.

      For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

16.   SEVERABILITY.

      In the event that one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable, such provisions shall be deemed severable and the remaining provisions of this Agreement shall continue in full force and effect.

17.   RULES OF CONSTRUCTION.

      (a) The intent of this Agreement is to allocate to Seller all Taxes and Other Tax Costs arising out of, attributable to or otherwise allocable to periods prior to and including the Closing Date. Accordingly, this Agreement shall be construed in order to effectuate this intent.

      (b) Seller acknowledges that it was represented by counsel in connection with this Agreement and that Seller and Seller's counsel reviewed and participated in the preparation and negotiation of this Agreement. Consequently, any rule of construction to the effect that ambiguities are to be resolved against the drafting party or Buyer shall not be employed in the interpretation of this Agreement.

18.   JURISDICTION.

      Any suit, action or proceeding under or in connection with this Agreement shall be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution of this Agreement, Buyer and Seller each consents to the exclusive jurisdiction of such courts and waives any right to challenge the jurisdiction of such courts or the appropriateness of venue in such courts. Buyer and Seller each hereby waives any right to trial by jury in connection with any suit, action or proceeding under or in connection with this Agreement.

19.   BUSINESS DAY.

      To the extent that the date of any performance required under this Agreement falls on a date that is not a business day, the date of performance shall be extended to the next succeeding business day.

20.   NOTICES.

      Any Notice required or permitted to be given under this Agreement to Seller or Buyer shall be sent to the addresses set forth below, or to such other addresses of which either Seller or Buyer shall give Notice to the other:

      If to Seller:    Senior Vice President-Taxes
                       Marriott International, Inc.
                       One Marriott Drive
                       Washington, D.C.  20058

      If to Buyer:     Senior Vice President and
                       General Tax Counsel
                       Host Marriott Corporation
                       10400 Fernwood Road
                       Bethesda, Maryland  20817-1109

21.   WAIVERS.

      No purported waiver of any provision or right set forth in this Agreement shall be valid or effective unless it is in writing signed by the party against which such waiver is sought to be enforced. The failure of either Seller or Buyer to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it under this Agreement shall not be construed as a waiver of the requirement of such performance.

22.   SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon, and shall inure to the benefit of, Seller and Buyer and their respective heirs, legal representatives, successors and assigns.

23.   NO THIRD-PARTY BENEFICIARIES.

      Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or to give any Person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

24.   EXPENSES.

      Except as otherwise provided herein, each party to this Agreement shall bear its own expenses with respect to this Agreement.

                         [signatures on following page]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Closing Date.


ATTEST:              MARRIOTT INTERNATIONAL, INC.


                     /s/ M. Lester Pulse, Jr.
----------------    -----------------------------------
                     By:   M. Lester Pulse, Jr.
                     Its:  Senior Vice President--Taxes

ATTEST:              MARRIOTT SENIOR LIVING SERVICES, INC.


                     /s/ M. Lester Pulse, Jr.
----------------    -----------------------------------
                     By:   M. Lester Pulse, Jr.
                     Its:  Assistant Secretary

ATTEST:              HOST MARRIOTT CORPORATION


                     /s/ Richard A. Burton
----------------    -----------------------------------
                     By:   Richard A. Burton
                     Its:  Senior Vice President and
                        General Tax Counsel

ATTEST:              HMC SENIOR COMMUNITIES, INC.


                     /s/ Richard A. Burton
----------------    -----------------------------------
                     By:   Richard A. Burton
                     Its:  Vice President

ATTEST:              FORUM GROUP, INC., on its own
                     behalf and on behalf of each Subsidiary


                     /s/ Richard A. Burton
----------------    -----------------------------------
                     By:   Richard A. Burton
                     Its:  Vice President

                                 SCHEDULE 2(b)
                             Tax Matters Agreement
                  Listing of Audit Examinations, Deficiencies,
                       Adjustments, or Litigation Pending


1.) 1994 Indiana Income Tax Return - $15,628 penalty and interest assessed. Requested recalculation based on amended return amounts.

2.) 3/31/95 Federal Income Tax Return - $269,027 of requested refund was applied to Forum's pre-bankruptcy liabilities. IRS has agreed that this was improper, but refund not yet received.

3.) 3/31/95 Federal Income Tax Return Application of overpayment of $50,000 applied by IRS to Forum's pre-bankruptcy liabilities. IRS has agreed that this was improper, but refund not yet received.

4.) 3/31/96 Federal Income Tax Return Request for Payment letter received from the IRS for the amount of $19,342. This again relates to Forum's pre-bankruptcy liabilities. IRS has agreed that this was improper, but has not yet rescinded the notice.